Exhibit 99.5

PROXY CARD

METRO BANCORP, INC.

3801 Paxton Street

Harrisburg, PA 17111

Telephone: (888) 937-0004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF

DIRECTORS OF METRO BANCORP, INC.

The undersigned hereby appoints [                    ] and [                    ] as Proxies, each with the power to appoint his substitute, and authorizes them to represent and vote, as designated below, all the shares of common stock of Metro Bancorp, Inc. held of record by the undersigned on [                    ] at the Special Meeting of Shareholders to be held on [                    ].

1.	Approval of the adoption of the Agreement and Plan of Merger, dated as of August 4, 2015, between F.N.B. Corporation and Metro Bancorp, Inc. and approval of the merger of Metro with and into F.N.B.

FOR_____ AGAINST_____ ABSTAIN_____

2.	Approval by an advisory (non-binding) vote of certain compensation arrangements in connection with the proposed merger for Metro’s named executive officers.

FOR_____ AGAINST_____ ABSTAIN_____

3.	Approval of one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve and adopt the Agreement and Plan of Merger and approve the merger.

FOR_____ AGAINST_____ ABSTAIN_____

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION OR DIRECTION IS MADE, THEY WILL BE VOTED “FOR” THE APPROVAL OF THE AGREEMENT AND PLAN OF MERGER AND MERGER; “FOR” APPROVAL BY AN ADVISORY (NON-BINDING) VOTE OF CERTAIN COMPENSATION ARRANGEMENTS IN CONNECTION WITH THE MERGER FOR METRO’S NAMED EXECUTIVE OFFICERS AND “FOR” APPROVAL OF ADJOURNMENT OF THE SPECIAL MEETING IF NECESSARY OR APPROPRIATE TO SOLICIT ADDITIONAL PROXIES. THIS PROXY MAY BE REVOKED PRIOR TO ITS EXERCISE.

Dated this _______day of___________________ [ ].	(SEAL)
Signature

(SEAL)
Signature

When shares are held by joint tenants, both should sign. If signing as attorney, executor, administrator, trustee, guardian, custodian, corporate official or in any other fiduciary or representative capacity, please give your full title as such.

Please sign your name exactly as it appears on this proxy, and mark, date and return this proxy as soon as possible in the enclosed envelope. No postage is necessary if mailed in the United States in the enclosed self-addressed envelope.